SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2005

Interactive Television Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50122 (Commission File Number)	98-0372720 (I.R.S. Employer Identification No.)

28202 Cabot Road; Ste 300 Laguna Niguel, California (Address of Principal Executive Offices)	92677 (Zip Code)

(949) 365-5655
(Registrant’s Telephone Number, Including Area Code)

Radium Ventures, Inc.
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers.

Effective August 1, 2005, Geoff Brown, Joseph J. Scotti and John Wirt were appointed to the Board of Directors of the Company.

Geoff Brown is the Chairman of Gusto Games Ltd., a videogames development company founded by Mr. Brown in September 2003 and based in Bloxham, England. Mr. Brown is also a director of the following companies: Interactive Licensing Management, a licensing agency based in the United Kingdom specializing in licensing properties aimed at the videogame industry; Langdell Brown Associates, an agency specializing in licensing videogames for use in movies and movies for use in videogames, which Mr. Brown co-founded in Los Angeles; International Sports Multimedia, which Mr. Brown co-founded in 1992 to manage the licensing of the Olympics to videogame formats worldwide and which Mr. Brown has managed since 1994; and XPLORE!, which Mr. Brown founded in 2004, a DVD production company currently acquiring properties to be featured in its innovative DVD technology. From 1997 to 2003, Mr. Brown was Chairman and Chief Executive Officer of Kaboom Studios Ltd., a holding company which Mr. Brown founded, and which was comprised of game development companies. Mr. Brown is a citizen of the United Kingdom and resides in Los Angeles, California.

Joseph J. Scotti has been the President of Global Media Television, a independent television and film distributor, since December 2001. Previously, from December 1999 to November 2001, Mr. Scotti was President of FremantleMedia’s (formerly Pearson Television) North American Distribution Division, a leading producer and distributor of television and films. Prior thereto, from 1995 to 1999, Mr. Scotti served as Executive Vice President for All-American Television, a publicly traded film and television production company and distributor, which was sold to Pearson PLC in a $535 million dollar transaction. Mr. Scotti launched “Baywatch: Hawaii,”“Baywatch: The Strip,”“The Adventures of Sinbad,”“Ghost Stories,”“Air America,”“Match Game,”“Family Feud,”“To Tell the Truth,”“Card Sharks,”“Beach Clash” and such cable television networks as Showtime, The Movie Channel, The Viewers Choice Channel, among others. Mr. Scotti is a graduate of Fairleigh Dickinson University with a Bachelor of Science in Business Management. Mr. Scotti resides in Livingston, New Jersey.

John Wirt is the Assistant General Counsel of Don King Productions, Inc. (“DKP”) and has been the Assistant General Counsel since 1996. Prior to joining DKP, Mr. Wirt was employed in private practice as an attorney at prominent Chicago law firms from 1989 through 1996. Mr. Wirt received his Bachelor of Arts in Philosophy, Politics and Economics from Knox College, Galesburg, Illinois, and graduated magna cum laude and Phi Beta Kappa. Mr. Wirt received his Juris Doctor degree, cum laude, from the University of Illinois, Champaign, in 1989. Mr. Wirt is also a Certified Public Accountant.

The press release announcing the appointment of Messrs. Geoff Brown, Joseph J. Scotti and John Wirt to the Company’s Board of Directors is furnished as an exhibit to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 1, 2005 announcing to the appointment of Geoff Brown, Joseph J. Scotti and John Wirt to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE TELEVISION NETWORKS, INC

Date: August 4, 2005	By:	/s/ CHARLES PRAST
Charles Prast, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 1, 2005 announcing to the appointment of Geoff Brown, Joseph J. Scotti and John Wirt to the Board of Directors.